UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2015

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

25134 Rye Canyon Loop, Suite 300 Valencia, California		91355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (661) 775-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The description of the stock purchase agreements and escrow agreements under Item 8.01 of this report are incorporated by reference under this Item 1.01.

Item 8.01	Other Events.

On November 9, 2015, MannKind Corporation (the “Company”) entered into a series of stock purchase agreements to sell up to an aggregate of 50,000,000 shares of its common stock in a registered direct offering to selected investment funds (the “purchasers”) in Israel that hold securities included within certain stock indexes of the Tel Aviv Stock Exchange (the “TASE”). Pursuant to the stock purchase agreements, the shares of common stock will be sold at a price per share equal to 97% of the closing price of the Company’s common stock on the TASE on November 12, 2015, which is the trading day immediately preceding the first day on which the Company’s common stock will enter specified TASE stock indexes. The actual number of shares to be sold in the offering will be based on the number of shares of the Company’s common stock the purchasers are required to hold upon the Company’s common stock entering into the specified indexes on the TASE, subject to reduction on a pro rata basis among the purchasers based on their respective purchase commitments if the aggregate number of shares to be sold in the offering would otherwise exceed 50,000,000 shares.

Union Bank Trust Co. Ltd. will serve as escrow agent for the deposit and disbursement of the purchase price of the shares sold in the offering pursuant to separate escrow agreements among the Company, each applicable purchaser and Union Bank.

The stock purchase agreements and escrow agreements contain customary representations, warranties and agreements of the parties, customary conditions to closing, and indemnification obligations. The representations, warranties and covenants contained in these agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

Sunrise Securities Corp. acted as the Company’s exclusive placement agent in connection with the offering. The Company will pay Sunrise Securities Corp. a placement agent fee equal to 3.5% of the total purchase price of the shares sold in the offering and will issue Sunrise Securities Corp. and/or its designee(s), in a separate private placement exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, one or more restricted warrant(s) to purchase a number of shares of the Company’s common stock in the aggregate equal to 1.15% of the aggregate shares sold in the offering at an exercise price per share equal to the price paid by the purchasers under the stock purchase agreements. The Company has agreed to register for resale the shares of common stock issuable upon exercise of the warrant(s).

The closing of the offering is expected to occur on or about November 12, 2015, subject to the satisfaction of customary closing conditions.

The offer and sale of shares of the Company’s common stock pursuant to the stock purchase agreements is being made under the Company’s effective Registration Statement on Form S-3 (Registration No. 333-206778) and a related prospectus supplement, each of which has been filed with the Securities and Exchange Commission.

The foregoing descriptions of the stock purchase agreements and the escrow agreements do not purport to be complete and are qualified in their entirety by reference to the stock purchase agreements and escrow agreements, respectively, forms of which are attached to this report as Exhibit 99.1 and Exhibit 99.2, respectively. A copy of the opinion of Cooley LLP, relating to the legality of the issuance and sale of the shares in the offering is attached to this report as Exhibit 5.1.

This report shall not constitute an offer to sell or the solicitation of an offer to buy the shares discussed above, nor shall there be any offer, solicitation or sale of the shares in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Cooley LLP.

99.1	Form of Stock Purchase Agreement.

99.2	Form of Escrow Agreement.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

Forward-Looking Statements

Statements in this report that are not strictly historical in nature are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements regarding the completion, timing, size and potential proceeds of the registered direct offering, and involve risks and uncertainties. Words such as “believes”, “anticipates”, “plans”, “expects”, “intends”, “will”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks associated with the satisfaction of customary closing conditions related to the proposed offering, stock price volatility, whether the Company’s common stock is included within various indexes of the TASE and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the quarter ended September 30, 2015. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2015	MANNKIND CORPORATION

	By:	/s/ David Thomson
David Thomson, Ph.D., J.D.
Corporate Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Cooley LLP.

99.1	Form of Stock Purchase Agreement.

99.2	Form of Escrow Agreement.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).